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                                                                    EXHIBIT 99.5

                      FEDERAL DEPOSIT INSURANCE CORPORATION

                             WASHINGTON, D.C. 20006

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 8, 2002

                               PACIFIC UNION BANK
                               ------------------
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                         N/A               95-2888370
           ----------                         ---               ----------
  (State or other jurisdiction       (Commission file No.)      (I.R.S. Employee
of incorporation or organization)                            Identification No.)

            3530 WILSHIRE BLVD., #1800, LOS ANGELES, CALIFORNIA 90010
            ---------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip code)

                                 (213) 385-0909
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               (Registrant's telephone number including area code)

  (Former name or former address, if changed since last report) Not applicable

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ITEM 5. OTHER EVENTS

The Board of Directors of Pacific Union Bank has become aware of recent foreign and domestic Korean language press articles describing the intentions of its majority stockholder, Korea Exchange Bank ("KEB"), concerning the Bank's management. Although it is the general policy of the Bank not to respond to such rumors or speculate on their accuracy, Mr. Allan E. Dalshaug, Chairman of the Board, released the following statement to clarify the status of management at Pacific Union Bank:

"The Board has engaged in ongoing discussions with KEB concerning various means of building shareholder value. Management continuity and the localization of operations are considered important factors in improving competitiveness and have been part of the Bank's strategic goals since its IPO in 2000. As part of the Bank's ongoing efforts to achieve these goals, the Board and KEB have concluded that it would be desirable for the Bank to retain a President & CEO experienced in American community banking. Accordingly, KEB will no longer recommend its retired executives to serve as president of the Bank.

"To implement this change, the Board has formed a Committee to determine a comprehensive selection process and initiate a competitive search for a qualified candidate with extensive experience in American community banking. Although the outcome cannot be guaranteed, the Board hopes to locate a highly qualified individual who will serve as President & CEO for an extended period of time, subject to satisfactory performance reviews, and who will be held accountable for the ongoing success of the Bank as well as implementing the Board's strategic initiatives.

"Further," Mr. Dalshaug stated, "as the Bank's majority shareholder, KEB has indicated, it intends to continue its practice of recommending and voting for KEB senior executives and KEB retirees to serve as directors of the Bank. KEB indicated it will recommend one of its nominated directors to serve as the Chairman of the Board. The current Board has agreed that such director will be nominated to serve as Chairman following the annual meeting of shareholders."

Pacific Union Bank is a California state-chartered commercial bank headquartered in Los Angeles, California, which commenced operations in September 1974. The Bank's primary market includes the greater Los Angeles metropolitan area, Orange County, Santa Clara County and the San Francisco metropolitan area. Through its network of 12 full-service branch offices, and a loan production office in Seattle, Washington, the Bank provides a wide range of commercial and consumer banking services to the Korean-American communities. The Bank's primary focus is on its core customer base of small and medium-sized Korean-American businesses, professionals and other individuals. The Bank places a particular emphasis on the growth of its low cost core-deposit base and the origination of commercial and residential real estate loans. For additional information, visit the web site for Pacific Union Bank located at www.pacificunionbank.com.

This release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "estimate," "expect", "intend," anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates, which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Pacific Union Bank

Dated: April 9, 2003                     By: /s/ Dianne Kim
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                                             Dianne Kim, Senior Vice President
                                               and Chief Financial Officer